Exhibit 10.4


AMENDED AND RESTATED INTERCREDITOR AGREEMENT


Dated as of March 30, 2000


AMONG


THE BANKS


AND


THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
PRINCIPAL LIFE INSURANCE COMPANY
ALLSTATE LIFE INSURANCE COMPANY
CONNECTICUT GENERAL LIFE INSURANCE COMPANY
ACE PROPERTY AND CASUALTY INSURANCE COMPANY
CONNECTICUT GENERAL LIFE INSURANCE COMPANY, ON BEHALF OF ONE
OR MORE SEPARATE ACCOUNTS
JEFFERSON-PILOT LIFE INSURANCE COMPANY
ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
LIFE INSURANCE COMPANY OF NORTH AMERICA
NORTHERN LIFE INSURANCE COMPANY
RELIASTAR UNITED SERVICES LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
RELIASTAR LIFE INSURANCE COMPANY
LIBERTY LIFE INSURANCE COMPANY
AND
THE SECURITY MUTUAL LIFE INSURANCE COMPANY OF LINCOLN, NEBRASKA

TABLE OF CONTENTS
SECTION	HEADING	PAGE
Parties	2
Recitals	2
SECTION 1.	DEFINITIONS	4
SECTION 2.	SHARING OF RECOVERIES	8
Section 2.1.	Pro Rata Share	8
Section 2.2.	Letters of Credit	9
SECTION 3.	AGREEMENTS AMONG THE CREDITORS	9
Section 3.1.	Independent Actions by Creditors	9
Section 3.2.	Relation of Creditors	10
Section 3.3.	Acknowledgment of Guaranties	10
Section 3.4.	Additional Creditors	10
SECTION 4.	MISCELLANEOUS	10
Section 4.1.	Entire Agreement	10
Section 4.2.	Notices	11
Section 4.3.	Successors and Assigns	11
Section 4.4.	Consents, Amendment, Waivers	11
Section 4.5.	Governing Law	11
Section 4.6.	Counterparts	11
Section 4.7.	Sale of Interest	11
Section 4.8.	Severability	12
Section 4.9.	Expenses	12
Section 4.10.	Term of Agreement	12
Signature Page	16

AMENDED AND RESTATED INTERCREDITOR AGREEMENT
This AMENDED AND RESTATED INTERCREDITOR AGREEMENT (the or this
"Agreement"), dated as of March 30, 2000, is made among (i) the
Banks (as hereinafter defined) and (ii) each of the Noteholders
(as hereinafter defined); the Noteholders, the Banks and each of the additional Persons, if any, that become Creditors hereunder as contemplated by Section 3.4 hereof are individually referred to herein as a "Creditor" and are collectively referred to herein as the "Creditors".
R E C I T A L S:
	A.	Under and pursuant to the separate and several Note
Purchase Agreements, each dated as of February 14, 1997 (as
amended by the First Amendment to Note Purchase Agreements dated as of August 20, 1997, the Second Amendment to Note Purchase
Agreements dated as of March 30, 2000 (the "Second Amendment")
and as such agreements may be amended or modified from time to time, collectively, the "Note Purchase Agreements"), between
Insituform Technologies, Inc., a Delaware corporation (the
"Company"), and each of the Purchasers named on Schedule A
attached thereto respectively, the Company has heretofore issued and sold its 7.88% Senior Notes, Series A, due February 14, 2007,
in the aggregate principal amount of $110,000,000 (the "Notes").
The holders of the Notes currently outstanding are referred to herein individually as a "Noteholder" and collectively as the
"Noteholders."
	B.	Under and pursuant to the Guaranty Agreement dated as of
August 20, 1997 (as it may be modified, amended, renewed or replaced, the "Initial Noteholder Guaranty"), the Subsidiaries of the Company party thereto (the "Initial Noteholder Subsidiary
Guarantors") irrevocably, absolutely and unconditionally guaranteed to the Noteholders the payment of the principal of, premium, if any, and interest on the Notes and the payment and performance of all other obligations of the Company under the Note Purchase Agreements. Under and pursuant to the Guaranty
Agreement dated as of March 31, 1998 (as it may be modified, amended, renewed or replaced, the "Additional Noteholder
Guaranty"), Insituform Southwest, Inc. (the "Additional Note-holder Subsidiary Guarantor"), successor in interest to Insituform Southwest, irrevocably, absolutely and unconditionally guaranteed to the Noteholders the payment of the principal of, premium, if any, and interest on the Notes and the payment and performance of all other obligations of the Company under the Note Purchase Agreements. The Initial Noteholder Guaranty, the
Additional Noteholder Guaranty and any additional guaranties delivered to the Noteholders as a result of a guaranty being delivered to the Banks (as defined below), as such additional guaranty may be modified, amended, renewed or replaced from time to time, are hereinafter referred to collectively as the "Noteholder Guaranty." Affholder, Inc., INA Acquisition Corp and
Insituform Technologies USA, Inc., together with the Company, are the successors in interest to the Initial Noteholder Subsidiary
Guarantors and the Additional Noteholder Subsidiary Guarantor.
C. Under and pursuant to the Multicurrency Credit
Agreement dated as of March 30, 2000 (as such agreement may be amended, modified, renewed or replaced from time to time, the "Loan Agreement"), by and among the Company, each Subsidiary (as defined therein) of the Company from time to time designated by the Company as a borrower thereunder (the "Subsidiary Borrowers";
the Subsidiary Borrowers and the Company being hereinafter referred to individually as an "Obligor" and collectively as the "Obligors"), each Lender from time to time party thereto (the
"Lenders") and Bank of America, N.A., as Administrative Agent and as Issuing Lender ("BofA"; BofA and the Lenders being hereinafter referred to collectively as the "Banks"), the Banks have made available to the Obligors certain revolving credit facilities in a current aggregate principal amount of up to $50,000,000 (all obligations in respect of said credit facilities being hereinafter collectively referred to as the "Loans").

D. Under and pursuant to the Master Guaranty dated as of March 30, 2000 (as may be modified, amended, renewed or replaced from time to time, and together with any additional guaranty executed and delivered to the Banks in respect of the Loan Agreement, the "Bank Guaranty"), Affholder, Inc., INA Acquisition Corp., Insituform Technologies USA, Inc. and the Company irrevocably, absolutely and unconditionally guarantee to the Banks the payment and performance of all obligations of the Obligors under the Loan Agreement.

E. The Noteholders have required as a condition precedent
to their entering into the Second Amendment that the Noteholders and the Banks enter into this Agreement, providing for, inter alia, the equal and ratable sharing of payments received from the Subsidiary Guarantors (as defined below) under the Bank Guaranty and the Noteholder Guaranty, and that this Agreement shall amend, restate and supersede in its entirety the Intercreditor Agreement dated as of August 20, 1997 among the Noteholders and BofA (as successor in interest to NationsBank, N.A.), as supplemented by Supplement No. 1 thereto dated as of March 31, 1998 (the "Original Intercreditor Agreement"). The Bank Guaranty and the Noteholder Guaranty are hereinafter referred to collectively as the "Subsidiary Agreements." "Subsidiary Guarantors" means any Subsidiary of the Company that delivers or is required to deliver a Subsidiary Agreement.
NOW, THEREFORE, in consideration of the premises and other
good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.	DEFINITIONS.
The following terms shall have the meanings assigned to them below in this Section 1 or in the provisions of this Agreement referred to below:
"Additional Noteholder Guaranty" shall have the meaning set forth in the Recitals hereof.
"Additional Noteholder Subsidiary Guarantor" shall have the meaning set forth in the Recitals hereof.

"Bankruptcy Proceeding" shall mean, with respect to any person, (i) the filing by such person, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (ii) the making of an assignment for the benefit of such person's creditors, (iii) consent by such person to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to such person or with respect to any substantial part of its property, (iv) the adjudication of such person as insolvent or to be liquidated,
(v) the taking by such person of corporate action for the purpose of any of the foregoing, or (vi) the entry by a court or governmental authority of competent jurisdiction of an order appointing, without consent by such person, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of such person.
"Banks" shall have the meanings assigned thereto in the introductory paragraph hereto.
"Bank Guaranty" shall have the meaning assigned thereto in the Recitals hereof.
"BofA" shall have the meaning assigned thereto in the Recitals hereof.
"Company" shall have the meaning assigned thereto in the Recitals hereof.
"Credit Documents" shall mean, collectively, the Note
Purchase Agreements, the Loan Agreement and each other agreement or document pursuant to which any Person becomes an additional Creditor pursuant to Section 3.4.
"Creditor" shall have the meaning assigned thereto in the introductory paragraph hereto.
"Excess Subsidiary Payment" shall mean as to any Creditor an amount equal to the Subsidiary Payment received by such Creditor less the Pro Rata Share of Subsidiary Payments to which such Creditor is then entitled.
"Initial Noteholder Guaranty" shall have the meaning set forth in the Recitals hereof.
"Initial Noteholder Subsidiary Guarantors" shall have the meaning set forth in the Recitals hereof.

"Lenders" shall have the meaning set forth in the Recitals hereof.
"Loan Agreement" shall have the meaning assigned thereto in the Recitals hereof.
"Loans" shall have the meaning assigned thereto in the Recitals hereof.
"Note Purchase Agreements" shall have the meaning assigned thereto in the Recitals hereof.
"Noteholder" and "Noteholders" shall have the meanings assigned thereto in the Recitals hereof.
"Noteholder Guaranty" shall have the meaning assigned thereto in the Recitals hereof.
"Notes" shall have the meaning assigned thereto in the Recitals hereof.
"Obligors" shall have the meaning assigned thereto in the Recitals hereof.
"Original Intercreditor Agreement" shall have the meaning assigned thereto in the Recitals hereof.
 "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.
"Pro Rata Share of Subsidiary Payments" shall mean as of the date of any Subsidiary Payment to a Creditor in respect to a Subsidiary Agreement an amount equal to the product obtained by multiplying (x) the amount of all Subsidiary Payments made by the Subsidiary Guarantors to all Creditors concurrently with the payments to such Creditor less all reasonable costs incurred by such Creditors in connection with the collection of such Subsidiary Payments by (y) a fraction, the numerator of which shall be the Specified Amount owing to such Creditor, and the denominator of which is the aggregate amount of all outstanding Subject Obligations (without giving effect to the application of any such Subsidiary Payments).

"Receiving Creditor" shall have the meaning assigned thereto in Section 2.
"Second Amendment" shall have the meaning assigned thereto in the Recitals hereof.
"Special Trust Account" shall have the meaning assigned thereto in Section 2.2.
"Specified Amount" shall mean, as to any Creditor, the aggregate amount of the Subject Obligations owed to such Creditor.
"Subject Obligations" shall mean (i) all principal of, premium, if any, and interest on, the Notes and the Loans and all other obligations of any of the Obligors under or in respect of the Notes and the Loans and under the Note Purchase Agreements and the Loan Agreement and any other obligations of any of the Obligors to the Banks or the Noteholders which are guaranteed by the Bank Guaranty or the Noteholder Guaranty and (ii) all principal of, premium, if any, and interest on, the obligations of the Subsidiary Guarantors under or in respect of the agreements and documents referred to in Section 3.4 hereof pursuant to which other Persons have become creditors of the Subsidiary Guarantors and "Creditors" hereunder as contemplated in Section 3.4 hereof; provided that any amount of such Subject Obligations which is not allowed as a claim enforceable against an Obligor in a Bankruptcy Proceeding under applicable law shall be excluded from the computation of "Subject Obligations" hereunder.
"Subsidiary" shall have the meaning set forth in the Note Purchase Agreements as in effect on the date hereof.
"Subsidiary Agreements" shall have the meaning assigned thereto in the Recitals hereof.
"Subsidiary Borrowers" shall have the meaning set forth in the Recitals hereof.

"Subsidiary Guarantors" shall have the meaning assigned thereto in the Recitals hereof.

"Subsidiary Payments" shall have the meaning assigned
thereto in Section 2.
SECTION 2.	SHARING OF RECOVERIES.
	Section 2.1.	Pro Rata Share.  Each Creditor hereby agrees with
each other Creditor that payments (including payments made
through setoff of deposit balances or otherwise or payments or recoveries from any security interest granted to any Creditor securing any Subsidiary Agreement) made by a Subsidiary Guarantor pursuant to the terms of the Subsidiary Agreements ("Subsidiary
Payments") (x) within 90 days prior to the commencement of a
Bankruptcy Proceeding with respect to any of the Subsidiary
Guarantors or the Obligors, as the case may be, or (y) following the acceleration of the Notes generally or the Loans or the
acceleration of any other Subject Obligation, shall be shared so that each Creditor shall receive its Pro Rata Share of Subsidiary
Payments. Accordingly, each Creditor hereby agrees that in the event (a) an event described in clauses (x) or (y) above shall have occurred, (b) any Creditor shall receive a Subsidiary
Payment (a "Receiving Creditor"), and (c) any other Creditor shall not concurrently receive its Pro Rata Share of Subsidiary
Payments from the Subsidiary Guarantors, then the Receiving
Creditor shall promptly remit the Excess Subsidiary Payment to each other Creditor who shall then be entitled thereto so that after giving effect to such payment (and any other payments then being made by any other Receiving Creditor pursuant to this
Section 2) each Creditor shall have received its Pro Rata Share of Subsidiary Payments.
Any such payments shall be deemed to be and shall be made in consideration of the purchase for cash at face value, but without recourse, ratably from the other Creditors of such amount of
Notes or Loans (or interest therein), as the case may be
(exclusive of any lien or security interest granted to such other
Creditors and not securing a Subsidiary Agreement), necessary to cause such Creditor to share such Excess Subsidiary Payment with the other Creditors as hereinabove provided; provided, however, that if any such purchase or payment is made by any Receiving
Creditor and if such Excess Subsidiary Payment or part thereof is thereafter recovered from such Receiving Creditor by the
Subsidiary Guarantors (including, without limitation, by any trustee in bankruptcy of the Subsidiary Guarantors or any
creditor thereof), the related purchase from the other Creditors shall be rescinded ratably and the purchase price restored as to the portion of such Excess Subsidiary Payment so recovered, but without interest; and provided further nothing herein contained shall obligate any Creditor to resort to any setoff, application of deposit balance or other means of payment under any Subsidiary
Agreement or avail itself of any recourse by resort to any
property of the Company or the Subsidiary Guarantors, the taking of any such action to remain within the absolute discretion of such Creditor without obligation of any kind to the other
Creditors to take any such action.
	Section 2.2.	Letters of Credit.  Notwithstanding anything herein
to the contrary, any amounts to be distributed to the Banks after an event described in clause (x) or (y) of Section 2.1 above for application as provided in the Loan Agreement with respect to the undrawn portion of any outstanding letters of credit issued by the Banks shall be held by the Banks receiving the same in an interest bearing trust account (the "Special Trust Account") as collateral security for such liabilities until a drawing thereon, at which time such amounts, together with the interest accrued thereon, shall be applied to such letter of credit liabilities.
If any such letters of credit expire without having been drawn upon in full, amounts held in the Special Trust Account with respect to the undrawn portion of such letters of credit,
together with the interest accrued thereon, shall be treated as a
Subsidiary Payment and shared in the manner provided in Section
2.1 hereof.
SECTION 3.	AGREEMENTS AMONG THE CREDITORS.
	Section 3.1.	Independent Actions by Creditors.  Nothing
contained in this Agreement shall prohibit any Creditor from accelerating the maturity of, or demanding payment from the Subsidiary Guarantors on, any Subject Obligation of any Obligor to such Creditor or from instituting legal action against any Obligor or Subsidiary Guarantor or to obtain a judgment or other legal process in respect of such Subject Obligation, but any funds received from the Subsidiary Guarantors in connection with any recovery under any Subsidiary Agreement (exclusive of recoveries arising from liens or security interests granted to other Creditors and not securing any Subsidiary Agreement) shall be subject to the terms of this Agreement.

Section 3.2.	Relation of Creditors.  This Agreement is entered
into solely for the purposes set forth herein, and no Creditor assumes any responsibility to any other party hereto to advise such other party of information known to such regarding the
financial condition of the Obligors or the Subsidiary Guarantors or of any other circumstances bearing upon the risk of nonpayment of the Subject Obligations.  Each Creditor specifically
acknowledges and agrees that nothing contained in this Agreement is or is intended to be for the benefit of the Obligors or the Subsidiary Guarantors and nothing contained herein shall limit or in any way modify any of the obligations of the Obligors or the Subsidiary Guarantors to the Creditors.
	Section 3.3.	Acknowledgment of Guaranties.  The Banks hereby
expressly acknowledge the existence of the Noteholder Guaranty and the Noteholders hereby expressly acknowledge the existence of the Bank Guaranty.
	Section 3.4.	Additional Creditors.  Additional Persons which
receive a "Guaranty" of "Indebtedness" of the Company (as such terms are defined in the Note Purchase Agreements) as
contemplated in Section 9.8 of the Note Purchase Agreements may
become "Creditors" hereunder by executing and delivering to each of the then existing Creditors (i) a copy of this Agreement so executed and (ii) a copy of the agreement or documents pursuant to which such Person becomes a creditor of the Company.
Accordingly, upon the execution and delivery of any such copy of this Agreement by any such Person, such Person shall thereinafter become a Creditor for all purposes of this Agreement.
Notwithstanding the foregoing or any other provision of this
Agreement, the provisions hereof shall not in any manner modify any covenant, obligation or agreement of the Company and its Subsidiaries contained in the Credit Documents with respect to
(x) limitations on additional indebtedness of the Company or any Subsidiary permitted under any Credit Document or (y) limitations on liens or security interests which may be created or granted by the Company or any Subsidiary under such Credit Document.
SECTION 4.	MISCELLANEOUS.

	Section 4.1.	Entire Agreement.  This Agreement represents the
entire Agreement among the Creditors and, except as otherwise provided, this Agreement may not be altered, amended or modified except in a writing executed by all the parties to this
Agreement. This Agreement shall in all respects amend, restate and supersede the Original Intercreditor Agreement.
	Section 4.2.	Notices.  Notices hereunder shall be given to the
Creditors at their addresses as set forth in the Note Purchase
Agreements or the Loan Agreement, as the case may be, or at such other address as may be designated by each in a written notice to the other parties hereto.
	Section 4.3.	Successors and Assigns.  This Agreement shall be
binding upon and inure to the benefit of each of the Creditors and their respective successors and assigns, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any future holder or holders of any Subject
Obligations, and the term "Creditor" shall include any such
subsequent holder of Subject Obligations, wherever the context permits.
	Section 4.4.	Consents, Amendment, Waivers.  All amendments,
waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by all of the Creditors.  The Required Holders (as defined in the Note
Purchase Agreements) may enter into any such amendment, waiver or consent on behalf of all Noteholders.
	Section 4.5.	Governing Law.  This Agreement shall be governed by
and construed in accordance with the laws of the State of
Illinois.
	Section 4.6.	Counterparts.  This Agreement may be executed in
any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may
execute this Agreement by signing any such counterpart.
	Section 4.7.	Sale of Interest.  No Creditor will sell, transfer
or otherwise dispose of any interest in the Subject Obligations unless such purchaser or transferee shall agree, in writing, to be bound by the terms of this Agreement, or unless the Subject
Obligations are sold, transferred or disposed of at a time when the Subsidiary Agreements are no longer in effect for the benefit of such Subject Obligations.

Section 4.8.	Severability.  In case any one or more of the
provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and
enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
	Section 4.9.	Expenses.  In the event of any litigation to
enforce this Agreement, the prevailing party shall be entitled to its reasonable attorney's fees (including the allocated costs of in-house counsel).
	Section 4.10.	Term of Agreement.  This Agreement shall terminate
when all Subject Obligations are paid in full and such payments are not subject to any possibility of revocation or rescission or until all of the parties hereto mutually agree in a writing to terminate this Agreement.
[Intentionally Blank]

	The undersigned hereby acknowlege and agree to the foregoing
Agreement.

						INSITUFORM TECHNOLOGIES, INC.



						By s/Joseph A. White
						   --------------------------
						   Its Vice President-Chief
							Financial Officer

						AFFHOLDER, INC.
						INA ACQUISITION CORP.
						INSITUFORM TECHNOLOGIES USA, INC.



						By s/Joseph A. White
						  ----------------------------
						  Vice President of each of the
							Foregoing entities

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.


BANK OF AMERICA, N.A.	      		THE NORTHWESTERN MUTUAL LIFE
                    							   INSURANCE COMPANY


By s/Charles F. Lilygren			   By s/Richard A. Strait
  --------------------------		  ---------------------------
  Charles F. Lilygren			        Richard A. Strait
  Managing Director		      		   Authorized Representative



PRINCIPAL LIFE INSURANCE COMPANY	   LIBERTY LIFE INSURANCE COMPANY
  (formerly known as Principal	      (formerly known as Pierce
   Mutual Life Insurance Company)	    National Life Insurance
                           							    Company)


 By s/JoEllen J. Watts			           By s/Patrick M. Dodd
   -------------------------		     ---------------------------
   JoEllen J. Watts				             Patrick M. Dodd
                        							  Authorized Representative


By s/Jon C. Heiny
  --------------------------
  Jon C. Heiny


NORTHERN LIFE INSURANCE COMPANY	   CONNECTICUT GENERAL LIFE
                          							   INSURANCE COMPANY


By s/James V. Wittich			          ACE PROPERTY AND CASUALTY
  ---------------------------		   INSURANCE COMPANY (for-
  James V. Wittich				            mally known as CIGNA
  Assistant Treasurer			          Property and Casualty
							                           Insurance Company)

RELIASTAR LIFE INSURANCE COMPANY	 CONNECTICUT GENERAL LIFE
  Successor by merger to			       INSURANCE COMPANY, on
  RELIASTAR UNITED SERVICES LIFE	   behalf of one or more
   INSURANCE COMPANY			             separate accounts


By s/James V. Wittich			         LIFE INSURANCE COMPANY OF
  ---------------------------		   NORTH AMERICA
  James V. Wittich
  Authorized Representative		      By: CIGNA Investments, Inc.

RELIASTAR LIFE INSURANCE COMPANY
  OF NEW YORK (formally known as	  By s/Stephen A. Osborn
  ReliaStar Bankers Security		     ---------------------------
  Life Insurance Company)	      	  Stephen A. Osborn
							  Managing Director

By s/James V. Wittich
  ---------------------------
  James V. Wittich
  Vice President, Investments

RELIASTAR LIFE INSURANCE COMPANY


By s/James V. Wittich
  ---------------------------
  James V. Wittich
  Authorized Representative

ALLSTATE LIFE INSURANCE COMPANY	    JEFFERSON-PILOT LIFE
                           							  INSURANCE COMPANY


By s/                            			By s/Robert E. Whalen II
  --------------------------		       -------------------------
                            							  Robert E. Whalen II
  Authorized Representative	      	  Vice President

By s/                             			ALEXANDER HAMILTON LIFE
  --------------------------	    	   INSURANCE COMPANY OF
                           							   AMERICA
  Authorized Representative

                              							By s/Robert E. Whalen II
THE SECURITY MUTUAL LIFE			           -------------------------
   INSURANCE COMPANY OF			            Robert E. Whalen II
   LINCOLN, NEBRASK				               Vice President


By s/Kevin W. Hammond
  ---------------------------
  Kevin W. Hammond
  Vice President
  Chief Investment Officer